Exhibit 99.4

Press Release

BD Announces Commencement of Exchange Offers and Consent Solicitations for C. R. Bard, Inc. Notes

FRANKLIN LAKES, N.J., May 5, 2017 -- BD (Becton, Dickinson and Company) (NYSE: BDX) announced today that, in connection with BD’s previously announced acquisition of C. R. Bard, Inc. (“Bard”), BD has commenced offers to exchange (each an “Exchange Offer” and collectively, the “Exchange Offers”) any and all outstanding notes issued by Bard as set forth in the table below (the “Bard Notes”) for up to $1,149,820,000 aggregate principal amount of new notes issued by BD (the “BD Notes”) and cash.

The following table sets forth the Exchange Consideration, Early Tender Premium and Total Exchange Consideration for each series of Bard Notes:

Title of Series/CUSIP Number of Bard Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Premium(1)	Total Exchange Consideration (1)(2)
4.400% Notes due 2021 / 067383 AC3	January 15, 2021	$500,000,000	$970 principal amount of BD 4.400% Notes due 2021 and $2.50 in cash	$30 principal amount of BD 4.400% Notes due 2021	$1,000 principal amount of BD 4.400% Notes due 2021 and $2.50 in cash
3.000% Notes due 2026 / 067383 AE9	May 15, 2026	$500,000,000	$970 principal amount of BD 3.000% Notes due May 2026 and $20 in cash	$30 principal amount of BD 3.000% Notes due May 2026	$1,000 principal amount of BD 3.000% Notes due May 2026 and $20 in cash
6.700% Notes due 2026 / 067383 AA7	December 1, 2026	$149,820,000	$970 principal amount of BD 6.700% Notes due December 2026 and $2.50 in cash	$30 principal amount of BD 6.700% Notes due December 2026	$1,000 principal amount of BD 6.700% Notes due December 2026 and $2.50 in cash

(1) For each $1,000 principal amount of Bard Notes accepted for exchange.
(2) Includes Early Tender Premium.

In conjunction with the Exchange Offers, BD, on behalf of Bard, is concurrently soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures governing the Bard Notes to eliminate substantially all of the restrictive covenants in such indentures and limit the reporting covenants under such indentures so that Bard is only required to comply with the reporting requirements under the Trust Indenture Act of 1939. Each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although BD may waive such condition at any time with respect to an Exchange Offer. Any waiver of a condition by BD with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated May 5, 2017, and are conditioned upon the closing of the Bard acquisition, which condition may not be waived by BD. The closing of the Bard acquisition is expected to occur in the fall of 2017.

Holders who validly tender their Bard Notes at or prior to 5:00 p.m., New York City time, on May 18, 2017, unless extended (the “Early Tender Date”), will be eligible to receive the applicable Total Exchange Consideration as set forth in the table above, which includes the applicable Early Tender Premium as set forth in the table, for all such Bard Notes that are accepted. For each $1,000 principal amount of Bard Notes validly tendered after the Early Tender Date but prior to 12:01 a.m., New York City time, on June 5, 2017, unless extended (the “Expiration Date”), holders of Bard Notes will not be eligible to receive the applicable Early Tender Premium and, accordingly, will only be eligible to receive the applicable Exchange Consideration as set forth in the table above on the settlement date. The settlement date is expected to occur promptly after the Expiration Date and is expected to occur on the closing date of the Bard acquisition, subject to the satisfaction or (other than in relation to the Bard acquisition) waiver of the applicable conditions.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Bard Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement and related letter of transmittal and consent, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: http://gbsc-usa.com/eligibility/bd.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and consent and only to such persons and in such jurisdictions as are permitted under applicable law.

The BD Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the BD Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the expected timing of completion of the Exchange Offers, receipt of requisite consents in the Consent Solicitations, consummation of the Bard acquisition and other statements that are not historical facts.  These statements are based on the current expectations of BD management and are not predictions of actual performance.

These statements are subject to a number of risks and uncertainties regarding BD and Bard’s respective businesses and the proposed acquisition, and actual results may differ materially.  These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining required shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the acquisition, (ii) risks relating to the integration of Bard’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe, (iii) the outcome of any legal proceedings related to the proposed acquisition, (iv) access to available financing including for the refinancing of BD’s or Bard’s debt on a timely basis and reasonable terms, (v) the ability to market and sell Bard’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances, (vi) the loss of key senior management or other associates, the anticipated demand for BD’s and Bard’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures, (vii) the impact of competition in the medical device industry, (viii) the risks of fluctuations in interest or foreign currency exchange rates, (ix) product liability claims, (x) difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches, (xi) risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships, (xii) successful compliance with governmental regulations applicable to BD, Bard and the combined company, (xiii) changes in regional, national or foreign economic conditions, (xiv) uncertainties of litigation, and (xv) other factors discussed in BD’s and Bard’s respective filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of date of this announcement.  BD and Bard undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

BD
Monique Dolecki, Investor Relations – (201) 847-5378
Kristen Cardillo, Corporate Communications – (201) 847-5657